Exhibit 10.1

SUBLEASE

THIS SUBLEASE is made and entered into this 29th day of September, 2004, by and between SAFENET, INC., a Delaware corporation ("Landlord") and 8X8, INC., a Delaware corporation ("Tenant").

1. BASIC LEASE PROVISIONS.

A. Property Address: 3151 Jay Street, Santa Clara, California

B. Tenant's Address until the Commencement

Date: 2445 Mission College Boulevard, Santa Clara, California 95054-1214; thereafter, the Premises

C. Landlord's Address (for notices): SafeNet, Inc., 4690 Millennium Drive, Belcamp, Maryland 21017, Attention: Kevin Hicks, Director of Legal Affairs

D. Prime Landlord: Orchard Jay Investors, LLC, a California limited liability company and David J. Brown

E. Prime Landlord's Address (for notices): Orchard Jay Investors, LLC and David J. Brown, c/o Orchard Properties, 2290 North First Street, Suite 300, San Jose, CA 95131

F Identification of Prime Lease and all amendments thereto:

Lease dated May 10, 1999, as amended by First Addendum to Lease dated for reference purposes as May 10, 1999 and further amended by Second Amendment to Lease and Partial Termination Agreement dated as of October 30, 2002

G. Sublease Term: Fifty-Seven (57) months from the Commencement Date

H. Delivery Date: Defined in Section 5 hereof

I. Expiration Date: August 25, 2009

J. Rent: $40,183 per month (which is Eighty-Six Cents ($.86) per square foot per month multiplied by the number of square feet listed in Section 1(N) hereof), beginning on the Rent Commencement Date (as defined in Section 7), escalating to Eighty-Eight Cents ($.88) per square foot per month beginning on the thirty-third month of the Term.

K. Payee of Rent: SAFENET, INC.

L. Address of Payment of Rent: 4690 Millennium Drive, Belcamp, Maryland 21017, Attention: Accounts Payable

M. [Intentionally Deleted]

N. Description of Premises: Approximately 46,724 rentable square feet which constitutes the entire Building

O. Security Deposit: $ 250,000.00, subject to the reductions, if any, set forth in Section 24 below.

P. Tenant's Use: General office, marketing, research, assembly, manufacturing, storage/warehousing of goods and products, testing and other legal related uses, subject to the Prime Landlord's prior written consent.

Q. Brokers: Landlord's Broker-Newmark & Company Real Estate Inc.

Tenant's Broker-The Staubach Company

2. PRIME LEASE. Landlord is the tenant under a Prime Lease (the "Prime Lease") with the Prime Landlord identified in Section l(D), bearing the date specified in Section 1(F). Landlord represents and warrants to Tenant that (a) Landlord has delivered to Tenant a full and complete copy of the Prime Lease and all other agreements between Prime Landlord and Landlord governing the use and occupancy of the Premises (defined below), (b) the Prime Lease is, as of the date hereof, in full force and effect, and (c) no event of default has occurred under the Prime Lease and, to Landlord's knowledge, no event has occurred and is continuing which would constitute an event of default but for the requirement of the giving of notice and/or the expiration of the period of time to cure.

3. SUBLEASE. Landlord, for and in consideration of the rents herein reserved and of the covenants and agreements herein contained on the part of the Tenant to be performed, hereby subleases to the Tenant, and the Tenant accepts from the Landlord the space described in Section 1(N) (the "Premises") which constitutes the entire building located at 3151 Jay Street, Santa Clara, California (the "Building"), situated on and a part of the property (the "Project") shown on the site plan attached hereto and made a part hereof as Exhibit A.

4. TERM. The term of this Lease (hereinafter "Term") shall commence on the date (hereinafter "Commencement Date") which is the latest to occur of:

A. The date which is sixty (60) days after the Delivery Date (as defined in Section 5 herein); or

B. December 1, 2004; or

C. Receipt of Written Consent from Prime Landlord.

The Term shall expire on the date ("Expiration Date") specified in Section 1(I), unless sooner terminated as otherwise provided elsewhere in the Sublease.

5. POSSESSION. Landlord agrees to perform the repairs (the "Repairs") described in Exhibit B attached hereto and made a part hereof. Except for the Repairs, and except as otherwise provided in this Section 5, the Premises are to be delivered by Landlord to Tenant AS IS. On the Delivery Date, the roof, all structural components of the Building, HVAC, electrical and plumbing systems, the parking lot and site lighting shall be in good operating condition and shall conform to applicable code requirements. Landlord shall notify Tenant as soon as the Repairs and made a part hereof are completed. The date on which Landlord delivers possession of the Premises to the Tenant with the Repairs completed shall be the "Delivery Date". Taking of possession by Tenant shall be deemed conclusively to establish that the Repairs have been completed in accordance with Exhibit B. If the Delivery Date fails to occur by October 1, 2004 this Sublease shall remain in effect, Landlord shall have no liability to Tenant as a result of any delay in occupancy, but unless the delay is occasioned by any act or omission of Tenant, the Tenant shall receive one day of free rent for each day of delay in the Delivery Date beyond October 1, 2004. If the Delivery Date fails to occur by November 1, 2004 and such failure is not occasioned by any act or omission of Tenant, then Tenant shall have the right to terminate this Sublease; provided, however, that Landlord shall have no liability to Tenant as a result of such failure of the Delivery Date to occur.

6. TENANT'S USE. The Premises shall be used and occupied only for the Tenant's Use set forth in Section 1(P).

7. RENT. Beginning on the first day of the seventh (7th) month after the Commencement Date (the "Rent Commencement Date"), Tenant agrees to pay the Rent set forth in Section 1(J) to the Payee specified in Section l(K), at the address specified in Section l(L), or to such other payee or at such other address as may be designated by notice in writing from Landlord to Tenant, without prior demand therefor and without any deduction whatsoever. Rent shall be paid in advance on the first day of each month of the Term beginning on the Rent Commencement Date, except that the first monthly installment of Rent shall be paid by Tenant to Landlord upon execution of this Sublease by Tenant. Rent shall be pro-rated for partial months at the beginning and end of the Term. Tenant's covenant to pay Rent shall be independent of every other covenant in this Lease. If Rent is not paid when due, Tenant shall pay, relative to the delinquent payment, an amount equal to the sum which would be payable by Landlord to Prime Landlord for an equivalent default under the Prime Lease.

8. FURNITURE/EQUIPMENT. Landlord shall leave the furniture, fixtures and equipment identified on Schedule 1 (collectively, the "FF&E"), at no cost to Tenant, for Tenant's use in the Premises during the Term. To the extent permitted by the terms and provisions of the Prime Lease, and as mutually agreed between Tenant and Landlord, Landlord shall remove, at its sole cost and expense, any furniture and equipment in the Premises not identified on Schedule 1. All FF&E shall remain the property of the Landlord during the Term. To the extent permitted by the terms and provisions of the Prime Lease, Tenant shall have the option, at the end of the Term, to purchase the FF&E for ten and 00/100 dollars ($10.00). All FF&E not purchased by Tenant at the end of the Term, shall be returned at the end of the Term, normal wear and tear and damage by casualty excepted. In no event shall Tenant be responsible for any FF&E charges or fees incurred by Landlord under contracts entered into or on behalf of Landlord.

9. TENANT'S OBLIGATIONS. Tenant shall be responsible for, and shall pay the following:

A. All janitorial costs and utility consumption costs, including without limitation, electric and other charges incurred in connection with lighting, and providing electrical power to the Premises. Tenant shall hold Landlord harmless from all costs or expenses Landlord may incur from Tenant's failure to pay utility bills or to perform any of its obligations with respect to the purchase of utilities.

B. All maintenance, repairs and replacements as to the Premises and its equipment, to the extent Landlord is obligated to perform the same under Section 6.1 of the Prime Lease.

10. QUIET ENJOYMENT. Landlord represents that it has full power and authority to enter into this Sublease, subject to the consent of the Prime Landlord. So long as Tenant is not in default in the performance of its covenants and agreements in this Sublease, Tenant's quiet and peaceable enjoyment of the Premises shall not be disturbed or interfered with by Landlord, or by any person claiming by, through, or under Landlord.

11. TENANT'S INSURANCE. Tenant shall procure and maintain, at its own cost and expense, such liability insurance as is required to be carried by Landlord under the Prime Lease, naming Landlord, as well as Prime Landlord, in the manner required therein and such property insurance as is required to be carried by Landlord under the Prime Lease to the extent such property insurance pertains to the Premises. Tenant shall furnish to Landlord a certificate of Tenant's insurance required hereunder not later than ten (10) days prior to Tenant's taking possession of the Premises. Each party hereby waives claims against the other for property damage provided such waiver shall not invalidate the waiving party's property insurance and, provided further, that each party obtains from its insurance carrier a waiver of its right of subrogation. Tenant hereby waives claims against Prime Landlord and Landlord for property damage to the Premises or its contents if and to the extent that Landlord waives such claims against Prime Landlord under the Prime Lease. Tenant agrees to obtain, for the benefit of Prime Landlord and Landlord, such waivers of subrogation rights from its insurer as are required of Landlord under the Prime Lease. Landlord shall also maintain in full force and effect at Landlord's sole cost and expense, during the Term all of the insurance required to be carried by the "Tenant" under the Prime Lease with respect to the Premises.

12. ASSIGNMENT OR SUBLETTING.

A. Tenant shall not (i) assign, convey or mortgage this Sublease or any interest under it; (ii) allow any transfer thereof or any lien upon Tenant's interest by operation of law; (iii) further sublet the Premises or any part thereof; or (iv) permit the occupancy of the Premises or any part thereof by anyone other than Tenant. Landlord's consent to an assignment of this Sublease or a further sublease of the Premises shall not be unreasonably withheld, and if Landlord consents thereto, Landlord shall use reasonable efforts to obtain the consent of Prime Landlord provided that Landlord shall have no liability to Tenant for the failure to obtain such consent under any circumstances and Landlord shall not be obligated to expend any funds in order to obtain such consent. Any cost of obtaining Prime Landlord's consent shall be borne by Tenant. Any permitted sublease or assignment shall be subject to all of the terms and provisions of Section 14.1 of the Prime Lease; provided however, that Landlord shall not have any termination rights under Section 14.1(C) of the Prime Lease. Subject to the terms and provisions of Section 14.1(D) of the Prime Lease, if Tenant sublets any part of the Premises, then with respect to the space so subleased, Tenant shall pay to Landlord fifty percent (50%) of the positive difference, if any, between (i) all Subrent (as defined in the Prime Lease) paid by the subtenant to Tenant, less (ii) the sum of all Rent and additional rent allocable to the space sublet and all Permitted Transfer Costs (as defined in the Prime Lease) related to such sublease. Such amount shall be paid to Landlord on the same basis, whether periodic or in lump sum, that such Subrent is paid to Tenant by its subtenant. In calculating Landlord's share of any periodic payments, all Permitted Transfer Costs shall be first recovered by Tenant.

B. No permitted assignment shall be effective and no permitted sublease shall commence unless and until any default by Tenant hereunder shall have been cured. No permitted assignment or subletting shall relieve Tenant from Tenant's obligations and agreements hereunder and Tenant shall continue to be liable as a principal and not as a guarantor or surety to the same extent as though no assignment or subletting had been made.

C. Tenant may enter into a Permitted Transfer (as defined in Section 14.1(F) of the Prime Lease) without Landlord's prior written consent in accordance with the terms and provisions of Section 14.1(F) of the Prime Lease.

13. RULES. Tenant agrees to comply with all rules and regulations that Prime Landlord has made or may hereafter from time to time make for the Building.

14. REPAIRS AND COMPLIANCE. Tenant shall promptly pay for the repairs set forth in Section 9(B) hereof and Tenant shall, at Tenant's own expense, comply with all laws and ordinances, and all orders, rules and regulations of all governmental authorities and of all insurance bodies and their fire prevention engineers at any time in force, applicable to the Premises or to Tenant's particular use or manner of use thereof, except that Tenant shall not hereby be under any obligation to comply with any law, ordinance, rule or regulation requiring any structural alteration of or in connection with the Premises, unless such alteration is required by reason of Tenant's particular use or manner of use of the Premises, or a condition which has been created by or at the sufferance of Tenant, or is required by reason of a breach of any of Tenant's covenants and agreements hereunder. As used herein "structure" or "structural" shall have the definition ascribed to it in the Prime Lease or if no specific definition is given therein `structure" or `structural" shall mean that portion of the Building which is integral to the integrity of the Building as an existing enclosed unit and shall, in any event, include footings, foundation, outside walls, skeleton, bearing columns and interior bearing walls, floor slabs; roof and roofing system.

15. ALTERATIONS. Tenant shall not make any alterations in or additions to the Premises ("Alterations") if to do so would constitute a default under the Prime Lease. If Tenant's proposed Alterations would not constitute a default under the Prime Lease, Landlord's consent thereto shall nonetheless be required, but Landlord's consent to such Alterations shall not be unreasonably withheld, and if Landlord consents thereto, Landlord shall use reasonable efforts to obtain the consent of Prime Landlord if consent is required under the Prime Lease; provided that Landlord shall have no liability to Tenant for the failure to obtain such consent under any circumstances and Tenant shall pay all costs and expenses of Landlord and Prime Landlord to obtain such consent. If Alterations by Tenant are permitted or consented to as aforesaid, Tenant shall comply with all of the covenants of Landlord contained in the Prime Lease pertaining to the performance of such Alterations and, in such event, Landlord will notify Tenant in writing at the time of providing consent whether or not it will require Tenant to remove such Alterations at the expiration of the Term. In addition, Tenant shall indemnify, defend and hold harmless Landlord against liability, loss, cost, damage, liens and expense imposed on Landlord arising out of the performance of Alterations by Tenant.

16. SURRENDER. Upon the expiration of this Sublease, or upon the termination of the Sublease or of the Tenant's right to possession of the Premises, Tenant will at once surrender and deliver up the Premises, together with all improvements thereon, to Landlord in good condition and repair, reasonable wear and tear excepted; conditions existing because of Tenant's failure to perform maintenance, repairs or replacements as required of Tenant under this Sublease shall not be deemed "reasonable wear and tear". Said improvements shall include all plumbing, lighting, electrical, heating, cooling and ventilating fixtures and equipment and other articles of personal property used in the operation of the Premises (as distinguished from operations incident to the business of Tenant). Tenant shall surrender to Landlord all keys to the Premises and make known to Landlord the explanation of all combination locks which Tenant is permitted to leave on the Premises. All Alterations in or upon the Premises made by Tenant shall become a part of and shall remain upon the Premises upon such termination without compensation, allowance or credit to Tenant provided, however, that Landlord shall have the right to require Tenant to remove any Alterations made by Tenant, or portion thereof. Said right shall be exercisable by Landlord giving written notice thereof to Tenant on or before thirty (30) days prior to such expiration. Tenant shall also remove any Alterations made by Tenant, or portion thereof, which Prime Landlord may require Landlord to remove, pursuant to the terms of the Prime Lease. In any such event, Tenant shall restore the Premises to the condition the Premises was in prior to the making of such Alteration, and shall repair any damage occasioned by such removal or restoration. If Landlord or Prime Landlord requires removal of any Alteration made by Tenant, or a portion thereof, and Tenant does not make such removal in accordance with this Section, Landlord may remove the same (and repair any damage occasioned thereby), and dispose thereof, or at its election, deliver the same to any other place of business of Tenant, or warehouse the same. Tenant shall pay the costs of such removal, repair, delivery and warehousing on demand. As between Landlord and Tenant, Tenant shall not be required to remove any Alterations performed by Landlord prior to the Commencement Date or to restore the Premises to their condition prior to the making of such Alterations. If, however, the term of the Sublease expires at or about the date of the expiration of the Prime Lease, and if Landlord is required under or pursuant to the terms of the Prime Lease to remove any Alterations performed prior to the Commencement Date, Tenant shall permit Landlord to enter the Premises for a reasonable period of time prior to the expiration of the Sublease for the purpose of removing its Alterations and restoring the Premises as required.

17. REMOVAL OF TENANT'S PROPERTY. Upon the expiration of this Sublease, Tenant shall remove Tenant's articles of personal property incident to Tenant's business ("Trade Fixtures"); provided, however, that Tenant shall repair any injury or damage to the Premises which may result from such removal, and shall restore the Premises to the same condition as prior to the installation thereof. If Tenant does not remove Tenant's Trade Fixtures from the Premises prior to the expiration or earlier termination of the Term, Landlord may, at its option, remove the same (and repair any damage occasioned thereby and restore the Premises as aforesaid) and dispose thereof or deliver the same to any other place of business of Tenant, or warehouse the same, and Tenant shall pay the cost of such removal, repair, restoration, delivery or warehousing to Landlord on demand, or, alternatively, Landlord may treat said Trade Fixtures as having been conveyed to Landlord with this Lease as a Bill of Sale, without further payment or credit by Landlord to Tenant.

18. HOLDING OVER. Tenant shall have no right to occupy the Premises or any portion thereof after the expiration of this Sublease or after termination of this Sublease or of Tenant's right to possession in consequence of an Event of Default hereunder. In the event Tenant or any party claiming by, through or under Tenant holds over, Landlord may exercise any and all remedies available to it at law or in equity to recover possession of the Premises, and to recover damages, including without limitation, damages payable by Landlord to Prime Landlord by reason of such holdover. For each and every month or partial month that Tenant or any party claiming by, through or under Tenant remains in occupancy of all or any portion of the Premises after the expiration of this Sublease or after termination of this Sublease or Tenant's right to possession, unless Tenant has received prior written consent from Landlord and Prime Landlord, Tenant shall pay, as minimum damages and not as a penalty, monthly rental at a rate equal to the greater of (a) 150% the rate of Rent payable by Tenant hereunder immediately prior to the expiration or other termination of this Sublease or of Tenant's right to possession and (b) Landlord's hold over rent obligation to Prime Landlord. The acceptance by Landlord of any lesser sum shall be construed as payment on account and not in satisfaction of damages for such holding over. Tenant shall indemnify, defend, protect and hold Landlord harmless from and against any and all claims, demands, actions, losses, damages, obligations, costs and expenses, including, without limitation, attorneys' fees incurred or suffered by Landlord by reason of Tenant's failure to surrender the Premises on the expiration or earlier termination of this Lease in accordance with the provisions of this Lease.

19. ENCUMBERING TITLE. Tenant shall not do any act which shall in any way encumber the title of Prime Landlord in and to the Building or the Project, nor shall the interest or estate of Prime Landlord or Landlord be in any way subject to any claim by way of lien or encumbrance, whether by operation of law by virtue of any express or implied contract by Tenant, or by reason of any other act or omission of Tenant. Any claim to, or lien upon, the Premises, the Building or the Project arising from any act or omission of Tenant shall accrue only against the subleasehold estate of Tenant and shall be subject and subordinate to the paramount title and rights of Prime Landlord in and to the Building and the Project and the interest of Landlord in the premises leased pursuant to the Prime Lease. Without limiting the generality of the foregoing, Tenant shall not permit the Premises, the Building or the Project to become subject to any mechanics', laborers' or materialmen's lien on account of labor or material furnished to Tenant or claimed to have been furnished to Tenant in connection with work of any character performed or claimed to have been performed on the Premises by, or at the direction or sufferance of, Tenant, provided, however, that if so permitted under the Prime Lease, Tenant shall have the right to contest in good faith and with reasonable diligence, the validity of any such lien or claimed lien if Tenant shall give to Prime Landlord and Landlord such security as set forth in Section 5.5 of the Prime Lease, provided further, however, that on final determination of the lien or claim of lien, Tenant shall immediately pay any judgment rendered, with all proper costs and charges, and shall have the lien released and any judgment satisfied.

20. INDEMNITY. Except to the extent caused by the negligence or willful misconduct of Landlord, Prime Landlord or their respective employees, agents and contractors (and, in any event, subject to Landlord's and Prime Landlord's waivers of subrogation regarding property damage in favor of Tenant, to the extent they exist), Tenant agrees to indemnify Landlord and hold Landlord harmless from all losses, damages, liabilities and expenses which Landlord may incur, or for which Landlord may be liable to Prime Landlord, arising from the acts or omissions of Tenant which are the subject matter of any indemnity or hold harmless of Landlord to Prime Landlord under the Prime Lease. The provisions of this Section 20 shall survive the expiration or sooner termination of this Sublease.

21. LANDLORD'S RESERVED RIGHTS. Landlord reserves the right, on reasonable prior notice, to inspect the Premises, or to exhibit the Premises to persons having a legitimate interest at any time during the Term.

22. DEFAULTS. Tenant further agrees that any one or more of the following events shall be considered Events of Default as said term is used herein, that is to say, if:

A. Tenant shall be adjudged an involuntary bankrupt, or a decree or order approving, as properly filed, a petition or answer filed against Tenant asking reorganization of Tenant under the Federal bankruptcy laws as now or hereafter amended, or under the laws of any State, shall be entered, and any such decree or judgment or order shall not have been vacated or stayed or set aside within sixty (60) days from the date of the entry or granting thereof; or

B. Tenant shall file, or admit the jurisdiction of the court and the material allegations contained in, any petition in bankruptcy, or any petition pursuant or purporting to be pursuant to the Federal bankruptcy laws now or hereafter amended, or Tenant shall institute any proceedings for relief of Tenant under any bankruptcy or insolvency laws or any laws relating to the relief of debtors, readjustment of indebtedness, reorganization, arrangements, composition or extension; or

C. Tenant shall make any assignment for the benefit of creditors or shall apply for or consent to the appointment of a receiver for Tenant or any of the property of Tenant; or

D. Tenant shall admit in writing its inability to pay its debts as they become due; or

E. A decree or order appointing a receiver of the property of Tenant shall be made and such decree or order shall not have been vacated, stayed or set aside within sixty (60) days from the date of entry or granting thereof; or

F. Tenant shall have abandoned the Premises or left the Premises substantially vacant; or

G. Tenant shall default in any payment of Rent required to be made by Tenant hereunder when due as herein provided and such default shall continue for five (5) days after notice thereof in writing to Tenant; provided, however, that Tenant shall be entitled to only one (1) such notice during each twelve (12) month period of the Term; or

H. Tenant shall default in securing insurance or in providing evidence of insurance as set forth in Section 11 of this Sublease or shall default with respect to lien claims as set forth in Section 20 of this Sublease and either such default shall continue for five (5) days after notice thereof in writing to Tenant; or

I. Tenant shall, by its act or omission to act, cause a default under the Prime Lease and such default shall not be cured within the time, if any permitted for such cure under the Prime Lease after receipt of the requisite written notice, if any; or

J. Tenant shall default in any of the other covenants and agreements herein contained to be kept, observed and performed by Tenant, and such default shall continue for thirty (30) days after notice thereof in writing to Tenant or if such breach cannot be reasonably cured within said thirty (30) day period, Tenant shall have failed to commence such cure within said thirty (30) day period and thereafter continue with due diligence to prosecute such cure to completion within such time period as is reasonably needed.

23. REMEDIES. Upon the occurrence of any one or more Events of Default, Landlord may exercise any remedy against Tenant which Prime Landlord may exercise for default by Landlord under the Prime Lease.

24. SECURITY DEPOSIT.

A. To secure the faithful performance by Tenant of all the covenants, conditions and agreements in this Sublease set forth and contained on the part of Tenant to be fulfilled, kept, observed and performed including, but not by way of limitation, such covenants and agreements in this Sublease which become applicable upon the termination of the same by re-entry or otherwise, Tenant has deposited with Landlord the Security Deposit as specified in Section 1(O) on the understanding that: (a) the Security Deposit or any portion thereof not previously applied, or from time to time, such one or more portions thereof, may be applied to the curing of any default that may then exist, without prejudice to any other remedy or remedies which Landlord may have on account thereof, and upon such application Tenant shall pay Landlord on demand the amount so applied which shall be added to the Security Deposit so the same may be restored to its original amount; (b) should the Prime Lease be assigned by Landlord, the Security Deposit or any portion thereof not previously applied may be turned over to Landlord's assignee and if the same be turned over as aforesaid, Tenant hereby releases Landlord from any and all liability with respect to the Security Deposit and/or its application or return; (c) if permitted by law, Landlord or its successor shall not be obligated to hold the Security Deposit as a separate fund, but on the contrary may commingle the same with its other funds; (d) if Tenant shall faithfully fulfill, keep, perform and observe all of the covenants, conditions and agreements in this Sublease set forth and contained on the part of Tenant to be fulfilled, kept, performed and observed, the sum deposited or the portion thereof not previously applied or reduced (as herein provided), shall be returned to Tenant without interest no later than thirty (30) days after the expiration of the Term of this Sublease or any renewal or extension thereof, provided Tenant has vacated the Premises and surrendered possession thereof to Landlord at the expiration of the Term or any extension or renewal thereof as provided herein; (if in the event that Landlord terminates this Sublease or Tenant's right to possession by reason of an Event of Default by Tenant, Landlord may apply the Security Deposit against damages suffered to the date of such termination and/or may retain the Security Deposit to apply against such damages as may be suffered or shall accrue thereafter by reason of Tenant's default; and (e) in the event any bankruptcy, insolvency, reorganization or other creditor-debtor proceedings shall be instituted by or against Tenant, or its successors or assigns, the Security Deposit shall be deemed to be applied first to the payment of any Rent due Landlord for all periods prior to the institution of such proceedings, and the balance, if any, of the Security Deposit may be retained or paid to Landlord in partial liquidation of Landlord's damages.

B. In lieu of a cash Security Deposit, Tenant shall deliver to Landlord an unconditional and irrevocable letter of credit in favor of Landlord, in form reasonably satisfactory to Landlord and Landlord's attorney, drawn upon such bank as Landlord may approve, for the principal sum of the Security Deposit. Provided that Tenant is not in default under any of the terms, provisions, and conditions of this Lease on the expiration of the Term, Landlord shall return the letter of credit to Tenant, and the same may be cancelled or permitted to expire. If the term of any letter of credit held by Landlord will expire prior to the expiration of the Term, and it is not extended or a new letter of credit for an extended period of time is not substituted within thirty (30) days prior to the expiration date of the letter of credit, then Landlord shall be entitled to make demand for the principal amount of the letter of credit and, thereafter, to hold such funds in accordance with this Section 25 until the Expiration Date of the Term. At any time that Tenant is in default under the terms of this Lease, Landlord shall be entitled to make demand for the principal amount of the letter of credit (if Landlord does not already hold such funds), and Landlord shall have the right, thereafter, to hold such funds for the balance of the Term in accordance with this Section 25. If, as a result of any application of the proceeds of a drawing against all or any part of the letter of credit, the amount of cash then held by Landlord as the Security Deposit plus the remaining available amount of the letter of credit shall be less than the total Security Deposit which the Tenant is then obligated to maintain, Tenant shall forthwith provide Landlord with additional letter(s) of credit in an amount equal to the deficiency. Tenant shall not assign or encumber the letter of credit or any part thereof, and neither Landlord nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

C. Notwithstanding anything contained herein to the contrary, if on (i) the first day of the nineteenth (19th) month of the Term (the "First Reduction Date"), and (ii) the first day of the thirty-first (31st) month of the Term (the "Second Reduction Date"), this Sublease shall be in full force and effect and no default by Tenant of its obligations hereunder has occurred and is continuing, Tenant shall have the right to reduce the amount of the Security Deposit, whether cash or letter of credit, to (1) One Hundred Fifty Thousand and 00/100 Dollars ($150,000.00) on the First Reduction Date, and (2) One Hundred Thousand and 00/100 Dollars ($100,000.00) on the Second Reduction Date provided that the Security Deposit shall have been previously reduced to the amount set forth in the foregoing clause (1), and such reduced amount shall be held by Landlord as security in accordance with the terms hereof. If the security being held is cash and Tenant is entitled to a reduction of the security so deposited as aforesaid, Landlord shall within ten (10) days after Tenant's written request return to Tenant an amount of the security then being held by Landlord so the amount of the principal of the Security Deposit being held by Landlord shall be reduced as aforesaid, and if at the time of such reduction, the security being held by Landlord is a letter of credit, Tenant shall either deliver to Landlord an amendment to the existing letter of credit or a new letter of credit, which amendment or new letter of credit shall comply with the terms and conditions of this Section and shall reduce the amount of the security as aforesaid.

25. NOTICES AND CONSENTS. All notices, demands, requests, consents or approvals which may or are required to be given by either party to the other shall be in writing and shall be deemed given when received or refused if sent by United States registered or certified mail, postage prepaid, return receipt requested or if sent by overnight commercial courier service (a) if to Tenant, addressed to Tenant at the address specified in Section l(B) or at such other place as Tenant may from time to time designate by notice in writing to Landlord or (b) if for Landlord, addressed to Landlord at the address specified in Section 1(C) or at such other place as Landlord may from time to time designate by notice in writing to Tenant. Each party agrees promptly to deliver a copy of each notice, demand, request, consent or approval from such party to Prime Landlord and promptly to deliver to the other party a copy of any notice, demand, request, consent or approval received from Prime Landlord. Such copies shall be delivered by overnight commercial courier or by United States registered or certified mail. Tenant may rely upon any notice, consent or approval given in writing by Landlord's agent or attorney.

26. PROVISIONS REGARDING SUBLEASE. This Sublease and all the rights of parties hereunder are subject and subordinate to the Prime Lease. Each party agrees that it will not, by its act or omission to act, cause a default under the Prime Lease In furtherance of the foregoing, the parties hereby confirm, each to the other, that it is not practical in this Sublease agreement to enumerate all of the rights and obligations of the various parties under the Prime Lease and specifically to allocate those rights and obligations in this Sublease agreement. Accordingly, in order to afford to Tenant the benefits of this Sublease and of those provisions of the Prime Lease which by their nature are intended to benefit the party in possession of the Premises, and in order to protect Landlord against a default by Tenant which might cause a default or event of default by Landlord under the Prime Lease:

A. Provided Tenant shall timely pay all Rent when and as due under this Sublease, Landlord shall pay, when and as due, all base rent, additional rent and other charges payable by Landlord to Prime Landlord under the Prime Lease;

B. Landlord shall perform its covenants and obligations under the Prime Lease which do not require for their performance possession of the Premises and which are not otherwise to be performed hereunder by Tenant on behalf of Landlord. Landlord shall make all payments to Prime Landlord required under the Prime Lease to the extent Landlord receives payments under this Sublease from Tenant (other than payments made directly by Tenant to Prime Landlord, if any). Landlord shall commit no Event of Tenant's Default (as defined in the Prime Lease) (other than an Event of Tenant's Default resulting from Tenant's default under this Sublease). In the event Landlord or Tenant commits an Event of Tenant's Default under the Prime Lease, the non-defaulting party may (but shall not be obligated to) cure the Event of Tenant's Default after giving the defaulting party not less than one (1) business day's notice, but only to the extent that the defaulting party has not commenced such cure. The non-defaulting party's taking such action shall not be considered a cure of such Event of Tenant's Default by the defaulting party. The non-defaulting party may take such action without releasing the defaulting party from any obligations under this Sublease or the Prime Lease and without waiving or releasing any right or remedy of the non-defaulting party under this Sublease, the Prime Lease, at law or in equity with respect to the matter in question. Not later than 30 days after written demand shall be made therefor by the non-defaulting party, the defaulting party shall pay to the non-defaulting party all costs incurred by the non-defaulting party in connection with the remedying by the non-defaulting party of the Event of Tenant Default under the Prime Lease and all other amounts paid and obligations incurred by the non- defaulting party in connection therewith.

C. Tenant shall perform all affirmative covenants as set forth in the Prime Lease and shall refrain from performing any act which is prohibited by the negative covenants of the Prime Lease, where the obligation to perform or refrain from performing is by its nature imposed upon the party in possession of the Premises. If practicable and commercially reasonable, Tenant shall perform affirmative covenants which are also covenants of Landlord under the Prime Lease at least five (5) days prior to the date when Landlord's performance is required under the Prime Lease. Landlord shall have the right to enter the Premises to cure any default by Tenant under this Section.

D. Landlord hereby grants to Tenant the right to receive all of the services and benefits with respect to the Premises which are to be provided by Prime Landlord under the Prime Lease. Landlord shall have no duty to perform any obligations of Prime Landlord which are, by their nature, the obligation of an owner or manager of real property. For example, Landlord shall not be required to provide the services or repairs which the Prime Landlord is required to provide under the Prime Lease. Landlord shall have no responsibility for or be liable to Tenant for any default, failure or delay on the part of Prime Landlord in the performance or observance by Prime Landlord of any of its obligations under the Prime Lease, nor shall such default by Prime Landlord affect this Sublease or waive or defer the performance of any of Tenant's obligations hereunder except to the extent that such default by Prime Landlord excuses performance by Landlord, under the Prime Lease.

27. ADDITIONAL SERVICES. Landlord shall cooperate with Tenant to cause Prime Landlord to provide services required by Tenant in addition to those otherwise required to be provided by Prime Landlord under the Prime Lease. Tenant shall pay Prime Landlord's charge for such services promptly after having been billed therefor by Prime Landlord or by Landlord.

28. PRIME LANDLORD'S CONSENT. This Sublease and the obligations of the parties hereunder are expressly conditioned upon Landlord's obtaining prior written consent hereto by Prime Landlord. Tenant shall promptly deliver to Landlord any information reasonably requested by Prime Landlord (in connection with Prime Landlord's approval of this Sublease) with respect to the nature and operation of Tenant's business and/or the financial condition of Tenant. Landlord and Tenant hereby agree, for the benefit of Prime Landlord, that this Sublease and Prime Landlord's consent hereto shall not (a) create privity of contract between Prime Landlord and Tenant; (b) be deemed to have amended the Prime Lease in any regard (unless Prime Landlord shall have expressly agreed in writing to such amendment); or (c) be construed as a waiver of Prime Landlord's right to consent to any assignment of the Prime Lease by Landlord or any further subletting of premises leased pursuant to the Prime Lease, or as a waiver of Prime Landlord's right to consent to any assignment by Tenant of this Sublease or any sub-letting of the Premises or any part thereof. If Prime Landlord fails to consent to this Sublease within thirty (30) days after the execution and delivery of this Sublease, either party shall have the right to terminate this Sublease by giving written notice thereof to the other at any time thereafter, but before Prime Landlord grants such consent; provided, however, that Tenant shall not have the right to terminate if Prime Landlord's failure to consent is occasioned by any act or omission of Tenant, including without limitation, the failure of Tenant to provide all information required by Prime Landlord in connection with this Sublease and Prime Landlord's consent thereto.

29. BROKERAGE. Each party warrants to the other that it has had no dealings with any broker or agent in connection with this Sublease other than the Brokers as specified in Section 1(Q), and covenants to pay, hold harmless and indemnify the other party from and against any and all costs (including reasonable attorneys' fees), expense or liability for any compensation, commissions and charges claimed by any other broker or other agent with respect to this Sublease or the negotiation thereof on behalf of such party. Landlord shall pay Tenant's Broker a real estate brokerage commission in accordance with Landlord's agreement with Tenant's Broker for the subleasing of the Premises in an amount equal to One Hundred Seventy Five Thousand and 00/100 Dollars ($175,000.00). One-half of Tenant's Broker's commission shall be payable on the effective date of this Sublease and the other one-half of such commission shall be payable on the Commencement Date.

30. FORCE MAJEURE. Neither Landlord nor Tenant shall be deemed in default with respect to any of the terms, covenants and conditions of this Sublease on Landlord's or Tenant's (as applicable) part to be performed (except, with respect to Tenant, the obligation to pay Rent), if Landlord's or Tenant's (as applicable) failure to timely perform same is due in whole or in part to any strike, lockout, labor trouble (whether legal or illegal), civil disorder, failure of power, restrictive governmental laws and regulations, riots, insurrections, war, shortages, accidents, casualties, acts of God, delays caused directly by the other party or its agents, employees and invitees, or any other cause beyond the reasonable control of Landlord or Tenant (as applicable).

31. ADDITIONAL PROVISIONS.

A. PARKING. Subject to the terms and provisions of Section 4.5 of the Prime Lease. Tenant is allocated and shall have the non-exclusive right to use not more than one hundred seventy-seven (177) parking stalls contained within the Project for its use and the use of Tenant's Agents (as defined in the Prime Lease), the location of which may be designated from time to time by Prime Landlord. Tenant shall not at any time use more parking spaces than the number so allocated to Tenant or park its vehicles or the vehicles of others in any portion of the Project not designated by Prime Landlord as a non-exclusive parking area. Tenant shall not have the exclusive right to use any specific parking Space. If Prime Landlord grants to any other tenant the exclusive right to use any particular parking space(s), Tenant shall not use such spaces. Subject to the terms and provisions of Paragraph 7 of the First Addendum to Lease, Tenant may designate not more than five (5) non-exclusive "Visitor" parking spaces for the Building.

B. ACCESS. Subject to and in accordance with the Prime Lease and further subject to Landlord's access rights and further subject to all actions or directives of any governmental authority having jurisdiction with respect to the Building to the contrary, if any, Tenant shall have access to, and the right to use, the Building at all times during the Term, on a 24 hour a day basis. Notwithstanding the date of the Commencement Date as set forth above, Tenant shall be allowed access to the Premises after the execution of this Sublease in order to install its furniture, trade fixtures, wiring, and equipment, and to perform certain related activities. Any and all such installations and related activity shall be coordinated with Landlord and, if required pursuant to the Prime Lease, with Prime Landlord. All of the provisions of this Sublease shall apply during the period commencing on the date hereof and continuing through the expiration or earlier termination of the term of this Sublease, except that Subtenant shall not be obligated to pay rent with respect to the period of time occurring prior to the Rent Commencement Date. In addition to the foregoing, it is agreed that Tenant may, upon receipt of the prior written consent of Landlord, conduct business in the Premises prior to the Commencement Date.

C. SIGNAGE. Except as otherwise set forth in this Section, Tenant shall not place on any portion of the Premises any sign, placard, lettering in or on windows, banner, displays or other advertising or communicative material which is visible from the exterior of the Building without the prior written approval of Landlord and Prime Landlord. Subject to and in accordance with that Prime Lease, Tenant shall have the right to install building signage at its sole cost and expense. Subject to and in accordance with the Prime Lease, Tenant shall also have the right to install and maintain a tasteful sign on the side of the Building facing toward Highway 101 which states solely Tenant's corporate name. Landlord shall cooperate with Tenant to secure all approvals required under the Prime Lease. Landlord shall, it its sole expense, remove its building signage. Tenant shall maintain all such signs in good condition and repair at its sole cost and expense.

D. HAZARDOUS MATERIALS.

1. To the actual knowledge of Newmark Pacific, Inc., Landlord's representative handling the Building, as of the Effective Date, without having made any investigation (and without having been deemed to have investigated or discovered any unknown facts which such investigation would have disclosed), and subject to and qualified by all information and disclosure made to Landlord by Prime Landlord and to Tenant by Landlord (including but not limited to those disclosures made as described in Exhibits H and I to the Prime Lease and Paragraph 6 of the First Addendum to Lease), (i) the soil, surface water or groundwater on or under the Premises and the Project does not contain Hazardous Materials (as defined in the Prime Lease) in amounts which violate any Hazardous Materials Laws (as defined in the Prime Lease) to the extent that any governmental entity could require any of Prime Landlord, Landlord or Tenant to take any remedial action with respect to such Hazardous Materials; (ii) no asbestos-containing building materials are present in the Building; and (iii) no action, proceeding or claim is pending or threatened regarding the Building concerning any Hazardous Materials.

2. Tenant acknowledges Prime Landlord's disclosure to Landlord in Exhibit I and under Paragraph 6 of the First Addendum to Lease.

3. Tenant shall indemnify, defend upon demand with counsel reasonably acceptable to Landlord, and hold harmless Landlord from and against any liabilities, losses, claims, damages, lost profits, consequential damages, interest, penalties, fines, monetary sanctions, attorneys' fees, experts' fees, court costs, remediation costs, investigation costs, and other expenses which result from or arise in any manner whatsoever out of the use, storage, treatment, transportation, release or disposal of Hazardous Materials on or about the Project by Tenant or Tenant's Agents (as defined in the Prime Lease) after the Commencement Date.

4. Landlord shall indemnify, defend upon demand with counsel reasonably acceptable to Tenant, and hold harmless Tenant from and against any liabilities, losses, claims, damages, lost profits, consequential damages, interest, penalties, fines, monetary sanctions, attorneys' fees, experts' fees, court costs, remediation costs, investigation costs, and other expenses which result from or arise in any manner whatsoever out of the use, storage, treatment, transportation, release or disposal of Hazardous Materials on or about the Project by Landlord or Landlord's Agents (as defined in the Prime Lease) before or during the Term.

E. LANDLORD'S RIGHT TO CURE DEFAULT. In the event Tenant fails to timely perform or observe any of the terms and conditions of this Sublease to be observed or performed by Tenant beyond any applicable cure period, Landlord, after giving not less than 10 days' notice thereof to Tenant (provided, however, that in the case of any emergency, no such notice shall be applicable), may (but shall not be obligated to) make the payment Tenant has failed to make or perform or otherwise cause compliance with the provision that is the subject of Tenant's failure, but only to the extent that Tenant has not commenced such performance or payment. Landlord's taking such action shall not be considered a cure of such failure by Tenant. Landlord may take such action without releasing Tenant from any obligations under this Sublease and without waiving or releasing any right or remedy of Landlord under this Sublease, at law or in equity with respect to the matter in question. Not later than 30 days after written demand shall be made therefor by Landlord of Tenant, Tenant shall pay to Landlord all costs incurred by Landlord in connection with the remedying by Landlord of defaults by Tenant under this Sublease and all other amounts paid and obligations incurred by Landlord in connection therewith.

F. LANDLORD'S RIGHT TO TERMINATE AFTER DAMAGE TO PREMISES. If Landlord has the right to terminate the Prime Lease pursuant to Section 11.3 of the Prime Lease, then simultaneously with Landlord's notice to Prime Landlord of the exercise of such termination right, Landlord shall provide notice of such termination to Tenant in the manner prescribed by Section 25 hereof.

G. NEGOTIATIONS FOR EARLY TERMINATION OF PRIME LEASE. So long as (i) this Sublease remains in full force and effect, (ii) Tenant is not in default in the performance of its covenants and agreements in this Sublease, and (iii) Tenant has not caused a default under the Prime Lease, Landlord agrees that it will not enter into negotiations with the Prime Landlord to effectuate an early termination of the Prime Lease.

H. OPTION TO EXTEND LEASE TERM. Subject to the prior written consent of the Prime Landlord, and to the extent permitted by the Prime Lease, Landlord hereby waives, releases and forever relinquishes its option to extend the lease term of the Prime Lease under Paragraph 2 of the First Addendum to Lease.

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IN WITNESS WHEREOF, the parties have executed this Sublease as of the date first set forth above.

LANDLORD:

SAFENET, INC., a Delaware corporation

By: ___________________________________

Name: ___________________________________

Title: _________________________________

TENANT:

8X8, INC., a Delaware corporation

By: ___________________________________

Name: ___________________________________

Title: _________________________________